Exhibit 99

Snap-on Announces Third Quarter 2026 Results

Sales of $1,183.7 million and diluted EPS of $4.64 for the third quarter of 2026;
Mixed sales results reflect accelerated turbulence, but gross margins hold strong;
Activity with critical industries continues to expand

KENOSHA, Wis. — October 22, 2026 — Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2026.
•Net sales of $1,183.7 million in the third quarter of 2026 represented a decrease of $7.1 million, or 0.6%, from 2025 levels, reflecting a $33.1 million, or 2.8%, organic sales decline, partially offset by $25.6 million of acquisition-related sales and $0.4 million of favorable foreign currency translation.
•Operating earnings before financial services for the quarter of $248.1 million, or 21.0% of net sales, compared to $278.5 million, or 23.4% of net sales, last year, which included a benefit of $22.0 million, or 190 basis points, from the settlement of a legal matter (the “legal settlement”).
•Financial services revenue in the quarter of $98.6 million compared to $101.1 million in 2025; financial services operating earnings of $68.3 million compared to $68.9 million last year.
•Consolidated operating earnings for the quarter of $316.4 million, or 24.7% of revenues (net sales plus financial services revenue), compared to $347.4 million, or 26.9% of revenues, in 2025, which included a benefit of $22.0 million, or 170 basis points, from the legal settlement.
•The third quarter effective income tax rate was 22.3% in 2026 and 22.6% in 2025.
•Net earnings in the quarter of $243.0 million, or $4.64 per diluted share, compared to net earnings of $265.4 million, or $5.02 per diluted share, a year ago. In 2025, net earnings included a $16.2 million, or $0.31 per diluted share, after-tax benefit from the legal settlement.
See “Non-GAAP Measures” below for a definition of, and further explanation about, organic sales.
“Our third quarter was mixed with varied outcomes among our business groups. The results were principally marked by the unprecedentedly accelerated rise in diesel prices, which in our mobile van channel prompted franchisees to reduce inventories despite very stable demand from their technician customers, substantially impacting the Tools Group in the period and overcoming what was an encouraging, record-setting performance in the Commercial & Industrial Group, led by gains in the critical industries and the precision torque arena,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “But even with the challenges raised by the extreme turbulence, Snap-on Value Creation continued to support a resilience that kept gross margins strong. The headwinds notwithstanding, we remained confident on the path forward, investing in innovations identified through customer connection and developed by our engineering teams to solve essential tasks…many of which recently received awards from Motor Magazine and Professional Tool & Equipment News…reinforcing the power of the Snap-on
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brand…even as we engaged the difficulties. As we look ahead, we believe the Tools Group is well-positioned with its robust array of quick-payback products to drive progress as the wave passes; our proprietary databases are increasingly effective at streamlining work in independent vehicle repair shops, and we possess considerable momentum across the critical industries based on the growing popularity of our customized solutions. And, we believe these strengths will combine to reestablish and extend our positive trajectory. Finally, I want to thank our franchisees and associates for their many contributions, for their unwavering commitment to meet the macro environment, and for their steadfast faith in our ability to take full advantage of the abundant opportunities in our future.”
Segment Results
Commercial & Industrial Group segment sales of $404.3 million in the quarter compared to $367.7 million last year, reflecting a $27.0 million, or 7.4%, organic gain and $10.0 million of acquisition-related sales, partially offset by $0.4 million of unfavorable foreign currency translation. The organic increase includes higher sales in each of the segment’s operations.
Operating earnings of $74.7 million in the period compared to $57.5 million in 2025. The operating margin (operating earnings as a percentage of segment sales) of 18.5% compared to 15.6% last year.
Snap-on Tools Group segment sales of $471.5 million in the quarter compared to $506.0 million last year, reflecting a $35.7 million, or 7.0%, organic sales decline, partially offset by $1.2 million of favorable foreign currency translation. The organic decrease is due to lower sales both in the U.S. and in the segment’s international operations.
Operating earnings of $84.8 million in the period compared to $109.9 million in 2025. The operating margin of 18.0% compared to 21.7% a year ago.
Repair Systems & Information Group segment sales of $454.7 million in the quarter compared to $464.8 million in 2025, reflecting a $25.7 million, or 5.5%, organic decline, partially offset by $15.6 million of acquisition-related sales. The organic decrease is primarily due to reduced activity with OEM dealerships.
Operating earnings of $116.1 million in the period compared to $141.2 million in 2025, which included a benefit of $22.0 million from the legal settlement. The operating margin of 25.5% compared to 30.4% last year, which included a benefit of 480 basis points from the legal settlement.
Financial Services operating earnings of $68.3 million on revenue of $98.6 million in the quarter compared to operating earnings of $68.9 million on revenue of $101.1 million last year. Originations of $270.6 million in the third quarter represented a decrease of $3.5 million, or 1.3%, from 2025 levels.
Corporate expenses in the third quarter of $27.5 million compared to $30.1 million last year.
Outlook
We believe that our markets and our operations possess and have demonstrated continuing and considerable resilience against the uncertainties of the current environment. Snap-on expects to make ongoing progress along its decisive runways for coherent growth, leveraging capabilities already proven in the automotive repair arena, developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including extending in critical industries, where the cost and penalties for failure are high. In pursuit of these initiatives, we
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project that capital expenditures in 2026 will approximate $100 million, of which $69.0 million was incurred in the first nine months of the year.
Snap-on currently anticipates that its full-year 2026 effective income tax rate will approximate 22%.
Conference Call and Webcast on October 22, 2026, at 9:00 a.m. Central Time
A discussion of this release will be webcast on Thursday, October 22, 2026, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit https://www.snapon.com/EN/Investors/Investor-Events and click on the link to the call. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website at https://www.snapon.com/EN/Investors/Financial-Information/Quarterly-Earnings.
Non-GAAP Measures
References in this release to “organic sales” refer to sales from continuing operations calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted to exclude acquisition-related sales and the impact of foreign currency translation. Management evaluates the company’s sales performance based on organic sales growth, which primarily reflects growth from the company’s existing businesses as a result of increased output, expanded customer base, geographic expansion, new product development and pricing changes, and excludes sales contributions from acquired operations the company did not own as of the comparable prior-year reporting period. Organic sales also exclude the effects of foreign currency translation as foreign currency translation is subject to volatility that can obscure underlying business trends. Management believes that the non-GAAP financial measure of organic sales is meaningful to investors as it provides them with useful information to aid in identifying underlying growth trends in the company’s businesses and facilitates comparisons of its sales performance with prior periods.
About Snap-on
Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks including those working in vehicle repair, aerospace, the military, natural resources, and manufacturing. From its founding in 1920, Snap-on has been recognized as the mark of the serious and the outward sign of the pride and dignity working men and women take in their professions. Products and services are sold through the company’s network of widely recognized franchisee vans, as well as through direct and distributor channels, under a variety of notable brands. The company also provides financing programs to facilitate the sales of its products and to support its franchise business. Snap-on, an S&P 500 company, generated sales of $4.7 billion in 2025, and is headquartered in Kenosha, Wisconsin.
Forward-looking Statements
Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have
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caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 3, 2026, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.
# # #
For additional information, please visit www.snapon.com or contact:
Investors:                                Media:
Sara Verbsky                                Samuel Bottum
262/656-4869                                262/656-5793

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2026	2025	2026	2025

Net sales	$1,183.7	$1,190.8	$3,626.0	$3,511.3
Cost of goods sold	(580.1)	(584.9)	(1,778.9)	(1,731.4)
Gross profit	603.6	605.9	1,847.1	1,779.9
Operating expenses	(355.5)	(327.4)	(1,079.3)	(999.2)
Operating earnings before financial services	248.1	278.5	767.8	780.7

Financial services revenue	98.6	101.1	299.4	304.9
Financial services expenses	(30.3)	(32.2)	(95.6)	(97.5)
Operating earnings from financial services	68.3	68.9	203.8	207.4

Operating earnings	316.4	347.4	971.6	988.1
Interest expense	(12.5)	(12.4)	(37.2)	(37.1)
Other income (expense) – net	15.4	14.3	47.3	43.0
Earnings before income taxes	319.3	349.3	981.7	994.0
Income tax expense	(69.7)	(77.5)	(212.4)	(218.7)
Net earnings	249.6	271.8	769.3	775.3
Net earnings attributable to noncontrolling interests	(6.6)	(6.4)	(18.7)	(19.1)
Net earnings attributable to Snap-on Incorporated	$243.0	$265.4	$750.6	$756.2

Net earnings per share attributable to Snap-on Incorporated:
Basic	$4.71	$5.09	$14.52	$14.49
Diluted	4.64	5.02	14.30	14.24

Weighted-average shares outstanding:
Basic	51.6	52.1	51.7	52.2
Effect of dilutive securities	0.8	0.8	0.8	0.9
Diluted	52.4	52.9	52.5	53.1

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2026	2025	2026	2025
Net sales:
Commercial & Industrial Group	$404.3	$367.7	$1,181.1	$1,059.4
Snap-on Tools Group	471.5	506.0	1,466.3	1,459.9
Repair Systems & Information Group	454.7	464.8	1,420.3	1,409.3
Segment net sales	1,330.5	1,338.5	4,067.7	3,928.6
Intersegment eliminations	(146.8)	(147.7)	(441.7)	(417.3)
Total net sales	1,183.7	1,190.8	3,626.0	3,511.3
Financial Services revenue	98.6	101.1	299.4	304.9
Total revenues	$1,282.3	$1,291.9	$3,925.4	$3,816.2

Operating earnings:
Commercial & Industrial Group	$74.7	$57.5	$196.1	$157.6
Snap-on Tools Group	84.8	109.9	304.9	319.0
Repair Systems & Information Group	116.1	141.2	350.7	383.1
Financial Services	68.3	68.9	203.8	207.4
Segment operating earnings	343.9	377.5	1,055.5	1,067.1
Corporate	(27.5)	(30.1)	(83.9)	(79.0)
Operating earnings	316.4	347.4	971.6	988.1
Interest expense	(12.5)	(12.4)	(37.2)	(37.1)
Other income (expense) – net	15.4	14.3	47.3	43.0
Earnings before income taxes	$319.3	$349.3	$981.7	$994.0

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	October 3,	January 3,
	2026	2026
Assets
Cash and cash equivalents	$1,670.0	$1,624.5
Trade and other accounts receivable – net	922.1	881.4
Finance receivables – net	590.6	590.2
Contract receivables – net	128.7	130.0
Inventories – net	1,079.6	1,025.2
Prepaid expenses and other current assets	170.3	151.5
Total current assets	4,561.3	4,402.8

Property and equipment – net	563.7	552.3
Operating lease right-of-use assets	95.6	83.7
Deferred income tax assets	75.7	72.5
Long-term finance receivables – net	1,267.3	1,298.8
Long-term contract receivables – net	406.6	423.1
Goodwill	1,226.3	1,109.5
Other intangible assets – net	266.5	270.7
Pension assets	174.5	173.8
Other long-term assets	23.5	25.1
Total assets	$8,661.0	$8,412.3

Liabilities and Equity
Notes payable and current maturities of long-term debt	$317.9	$16.2
Accounts payable	264.3	229.1
Accrued benefits	52.5	64.7
Accrued compensation	82.2	77.2
Franchisee deposits	69.7	66.2
Other accrued liabilities	500.1	465.1
Total current liabilities	1,286.7	918.5

Long-term debt	887.2	1,186.4
Deferred income tax liabilities	106.3	87.0
Retiree health care benefits	16.1	17.7
Pension liabilities	74.3	85.7
Operating lease liabilities	71.7	61.8
Other long-term liabilities	98.8	98.4
Total liabilities	2,541.1	2,455.5

Equity
Shareholders' equity attributable to Snap-on Incorporated
Common stock	67.5	67.5
Additional paid-in capital	603.5	578.5
Retained earnings	8,507.5	8,137.5
Accumulated other comprehensive loss	(380.2)	(354.8)
Treasury stock at cost	(2,703.4)	(2,496.9)
Total shareholders' equity attributable to Snap-on Incorporated	6,094.9	5,931.8
Noncontrolling interests	25.0	25.0
Total equity	6,119.9	5,956.8
Total liabilities and equity	$8,661.0	$8,412.3

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Three Months Ended
	October 3,	September 27,
	2026	2025
Operating activities:
Net earnings	$249.6	$271.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	20.4	19.1
Amortization of other intangible assets	5.3	5.7
Provisions for losses on finance receivables	15.2	17.8
Provisions for losses on non-finance receivables	7.9	5.6
Stock-based compensation expense	8.0	8.7
Deferred income tax provision (benefit)	7.1	(0.8)
Net gain on sales of assets	(5.0)	(0.1)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	13.0	(88.3)
Contract receivables	(4.1)	(12.5)
Inventories	(34.1)	(26.4)
Prepaid expenses and other assets	(0.2)	22.7
Accounts payable	(3.1)	1.2
Accrued and other liabilities	(32.3)	53.4
Net cash provided by operating activities	247.7	277.9

Investing activities:
Additions to finance receivables	(212.3)	(216.0)
Collections of finance receivables	212.0	214.7
Capital expenditures	(24.7)	(19.9)
Acquisitions of businesses, net of cash acquired	0.7	—
Disposals of property and equipment	5.8	0.3
Other	0.2	(0.1)
Net cash used by investing activities	(18.3)	(21.0)

Financing activities:
Net increase in other short-term borrowings	1.2	3.9
Cash dividends paid	(126.1)	(111.5)
Purchases of treasury stock	(87.1)	(82.0)
Proceeds from stock purchase plans and stock option exercises	14.0	14.8
Other	(7.3)	(6.1)
Net cash used by financing activities	(205.3)	(180.9)

Effect of exchange rate changes on cash and cash equivalents	1.2	(0.2)
Increase in cash and cash equivalents	25.3	75.8

Cash and cash equivalents at beginning of period	1,644.7	1,458.3
Cash and cash equivalents at end of period	$1,670.0	$1,534.1

Supplemental cash flow disclosures:
Cash paid for interest	$(14.0)	$(13.8)
Net cash paid for income taxes	(88.2)	(57.5)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Nine Months Ended
	October 3,	September 27,
	2026	2025
Operating activities:
Net earnings	$769.3	$775.3
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	60.3	55.9
Amortization of other intangible assets	15.3	17.3
Provisions for losses on finance receivables	50.8	54.3
Provisions for losses on non-finance receivables	21.8	15.3
Stock-based compensation expense	24.2	21.7
Deferred income tax provision (benefit)	13.9	(0.7)
Net gain on sales of assets	(5.0)	(0.1)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade and other accounts receivable	(54.5)	(100.4)
Contract receivables	14.8	(7.8)
Inventories	(44.7)	(44.8)
Prepaid expenses and other assets	(7.8)	19.2
Accounts payable	28.9	3.8
Accrued and other liabilities	0.6	4.6
Net cash provided by operating activities	887.9	813.6

Investing activities:
Additions to finance receivables	(668.3)	(678.4)
Collections of finance receivables	647.1	642.5
Capital expenditures	(69.0)	(62.5)
Acquisitions of businesses, net of cash acquired	(158.4)	—
Disposals of property and equipment	6.6	0.9
Other	—	(1.5)
Net cash used by investing activities	(242.0)	(99.0)

Financing activities:
Net increase in other short-term borrowings	3.3	7.9
Cash dividends paid	(379.3)	(335.5)
Purchases of treasury stock	(278.4)	(248.2)
Proceeds from stock purchase plans and stock option exercises	81.1	60.0
Other	(28.9)	(29.6)
Net cash used by financing activities	(602.2)	(545.4)

Effect of exchange rate changes on cash and cash equivalents	1.8	4.4
Increase in cash and cash equivalents	45.5	173.6

Cash and cash equivalents at beginning of year	1,624.5	1,360.5
Cash and cash equivalents at end of period	$1,670.0	$1,534.1

Supplemental cash flow disclosures:
Cash paid for interest	$(36.3)	$(35.9)
Net cash paid for income taxes	(196.3)	(212.5)

Non-GAAP Supplemental Data
The following non-GAAP supplemental data is presented for informational purposes to provide readers with insight into the information used by management for assessing the operating performance of Snap-on Incorporated's ("Snap-on") non-financial services ("Operations") and Financial Services businesses.
The supplemental Operations data reflects the results of operations and financial position of Snap-on's tools, diagnostics, equipment products, software, and other non-financial services operations with Financial Services presented on the equity method. The supplemental Financial Services data reflects the results of operations and financial position of Snap-on's U.S. and international financial services operations. The financing needs of Financial Services are met through intersegment borrowings and cash generated from Operations; Financial Services is charged interest expense on intersegment borrowings at market rates. Income taxes are charged to Financial Services on the basis of the specific tax attributes generated by the U.S. and international financial services businesses. Transactions between the Operations and Financial Services businesses are eliminated to arrive at the Condensed Consolidated Financial Statements.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	October 3,	September 27,	October 3,	September 27,
	2026	2025	2026	2025

Net sales	$1,183.7	$1,190.8	$—	$—
Cost of goods sold	(580.1)	(584.9)	—	—
Gross profit	603.6	605.9	—	—
Operating expenses	(355.5)	(327.4)	—	—
Operating earnings before financial services	248.1	278.5	—	—

Financial services revenue	—	—	98.6	101.1
Financial services expenses	—	—	(30.3)	(32.2)
Operating earnings from financial services	—	—	68.3	68.9

Operating earnings	248.1	278.5	68.3	68.9
Interest expense	(12.5)	(12.4)	—	—
Intersegment interest income (expense) – net	16.8	16.7	(16.8)	(16.7)
Other income (expense) – net	15.3	14.2	0.1	0.1
Earnings before income taxes and equity earnings	267.7	297.0	51.6	52.3
Income tax expense	(56.8)	(64.5)	(12.9)	(13.0)
Earnings before equity earnings	210.9	232.5	38.7	39.3
Financial services – net earnings attributable to Snap-on Incorporated	38.7	39.3	—	—
Net earnings	249.6	271.8	38.7	39.3
Net earnings attributable to noncontrolling interests	(6.6)	(6.4)	—	—
Net earnings attributable to Snap-on Incorporated	$243.0	$265.4	$38.7	$39.3

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Statements of Earnings
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2026	2025	2026	2025

Net sales	$3,626.0	$3,511.3	$—	$—
Cost of goods sold	(1,778.9)	(1,731.4)	—	—
Gross profit	1,847.1	1,779.9	—	—
Operating expenses	(1,079.3)	(999.2)	—	—
Operating earnings before financial services	767.8	780.7	—	—

Financial services revenue	—	—	299.4	304.9
Financial services expenses	—	—	(95.6)	(97.5)
Operating earnings from financial services	—	—	203.8	207.4

Operating earnings	767.8	780.7	203.8	207.4
Interest expense	(37.2)	(37.1)	—	—
Intersegment interest income (expense) – net	50.9	51.1	(50.9)	(51.1)
Other income (expense) – net	47.1	42.8	0.2	0.2
Earnings before income taxes and equity earnings	828.6	837.5	153.1	156.5
Income tax expense	(174.1)	(179.6)	(38.3)	(39.1)
Earnings before equity earnings	654.5	657.9	114.8	117.4
Financial services – net earnings attributable to Snap-on Incorporated	114.8	117.4	—	—
Net earnings	769.3	775.3	114.8	117.4
Net earnings attributable to noncontrolling interests	(18.7)	(19.1)	—	—
Net earnings attributable to Snap-on Incorporated	$750.6	$756.2	$114.8	$117.4

* Snap-on with Financial Services presented on the equity method.

SNAP-ON INCORPORATED
Non-GAAP Supplemental Consolidating Data - Supplemental Condensed Balance Sheets
(Amounts in millions)
(Unaudited)

	Operations*		Financial Services
	October 3,	January 3,	October 3,	January 3,
	2026	2026	2026	2026
Assets
Cash and cash equivalents	$1,669.6	$1,624.1	$0.4	$0.4
Intersegment receivables	17.3	20.3	—	—
Trade and other accounts receivable – net	920.9	880.2	1.2	1.2
Finance receivables – net	—	—	590.6	590.2
Contract receivables – net	4.5	4.9	124.2	125.1
Inventories – net	1,079.6	1,025.2	—	—
Prepaid expenses and other current assets	171.2	154.7	13.7	11.2
Total current assets	3,863.1	3,709.4	730.1	728.1

Property and equipment – net	561.0	549.8	2.7	2.5
Operating lease right-of-use assets	90.6	78.4	5.0	5.3
Investment in Financial Services	393.4	400.3	—	—
Deferred income tax assets	48.2	45.4	27.5	27.1
Intersegment long-term notes receivable	779.7	815.0	—	—
Long-term finance receivables – net	—	—	1,267.3	1,298.8
Long-term contract receivables – net	5.1	8.0	401.5	415.1
Goodwill	1,226.3	1,109.5	—	—
Other intangible assets – net	266.5	270.7	—	—
Pension assets	174.5	173.8	—	—
Other long-term assets	42.9	44.1	0.4	0.3
Total assets	$7,451.3	$7,204.4	$2,434.5	$2,477.2

Liabilities and Equity
Notes payable and current maturities of long-term debt	$18.1	$16.2	$299.8	$—
Accounts payable	263.5	227.6	0.8	1.5
Intersegment payables	—	—	17.3	20.3
Accrued benefits	52.4	64.6	0.1	0.1
Accrued compensation	79.8	74.2	2.4	3.0
Franchisee deposits	69.7	66.2	—	—
Other accrued liabilities	487.6	455.1	27.1	24.4
Total current liabilities	971.1	903.9	347.5	49.3

Long-term debt and intersegment long-term debt	—	—	1,666.9	2,001.4
Deferred income tax liabilities	106.3	87.0	—	—
Retiree health care benefits	16.1	17.7	—	—
Pension liabilities	74.3	85.7	—	—
Operating lease liabilities	66.4	56.3	5.3	5.5
Other long-term liabilities	97.2	97.0	21.4	20.7
Total liabilities	1,331.4	1,247.6	2,041.1	2,076.9

Total shareholders’ equity attributable to Snap-on Incorporated	6,094.9	5,931.8	393.4	400.3
Noncontrolling interests	25.0	25.0	—	—
Total equity	6,119.9	5,956.8	393.4	400.3
Total liabilities and equity	$7,451.3	$7,204.4	$2,434.5	$2,477.2

* Snap-on with Financial Services presented on the equity method.